Exhibit 99.1

PRESS RELEASE Grand Rapids, Michigan, January 13, 2015

ELECTRONIC CIGARETTES international group STRENGTHENS leadership with the hiring of Dan O’neill as executive chairman

•	Brings additional significant senior leadership experience in consumer packaged goods and building global multinationals
•	New Chief Financial Officer, Phil Anderson joining to support the financial strengthening of the firm

GRAND RAPIDS, MICHIGAN, January 14, 2015 - Electronic Cigarettes International Group, Ltd. (OTCBB: ECIG), a global marketer and distributor of electronic cigarette and vapor products whose brands include VAPESTICK®, FIN®, Victory®, VIP® and others, today announced the hiring of Dan O’Neill as Executive Chairman. Concurrent with Dan’s joining, Phil Anderson will be joining as the Company’s new Chief Financial Officer.

Dan O’Neill brings a wealth of global experience as a senior leader in consumer packaged goods to the newly created role at ECIG. Throughout his career he has led transformational growth and delivered superior financial performance in a range of geographies and complex business environments. Prior to joining ECIG, Dan was the President and Chief Executive Officer of Molson’s, one of the world’s largest beer companies. Before Molson’s, Dan was the Executive Vice President of H.J. Heinz, a President at the Campbell Soup Company, and Group Managing Director at S.C. Johnson, with leadership roles in North America, Europe, and Latin America. Dan began his career at Colgate Palmolive, following earning a Master’s degree in Business from Queen’s University and a Bachelor’s of Arts from Carleton University in Canada.

Concurrent with Mr. O’Neill’s joining, Phil Anderson will also be joining ECIG as the Chief Financial Officer. Phil brings more than 20 years of experience in financial markets, with particular depth in balance sheet structuring and cash flow management. Prior to joining ECIG, Phil worked with the Pinnacle Family Office, a Dallas-based family office investment fund which is an investor in ECIG. Prior to Pinnacle, Phil was the director of research at SIAR Capital, a family office focused on investing in small-cap growth companies and was also a research analyst at C.E. Unterberg, and Ladenburg Thalmann. Phil earned a Bachelor’s degree in Finance from Ithaca College and a Masters of Business Administration from Hofstra University.

Dan O’Neill commented, “I am extremely excited to be joining ECIG and to lead this enterprise in one of the fastest growing and most interesting consumer goods opportunities in the past twenty plus years. The first priorities are to restructure the company’s balance sheet and to improve overall cash flow management. The opportunity to replace tobacco cigarettes is not only a great business endeavor, but also represents an excellent opportunity to do something positive for society. ECIG is the best positioned company globally to take on this challenge, and with a strengthened and restructured balance sheet, coupled with a portfolio of strong brands, the potential of ECIG is tremendous. My goal will be to drive controlled, profitable growth globally and to deliver superior and sustainable returns to our shareholders. I look forward to working with our CEO Brent Willis to deliver on these commitments.”

Electronic Cigarettes International Group, Ltd. (ECIG) is one of the largest electronic cigarette companies in the world. ECIG has been rapidly expanding distribution throughout the world and has become the market leader in multiple international markets, including becoming a leading independent e-cigarette company in the United States. Recently the company developed and launched the Advanced Vaping System with major retailers that has met with unprecedented success.

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PRESS RELEASE Grand Rapids, Michigan, January 13, 2015

Brent Willis, Chief Executive Officer of ECIG remarked, “We are extremely fortunate to have leaders of Dan’s and Phil’s caliber and track record of success join ECIG. I look forward to working with them to re-architect the capital structure of the firm and continue to drive profitable growth in what remains an incredible opportunity for ECIG and its shareowners.”

About Electronic Cigarettes International Group, Ltd. (ECIG)

Electronic Cigarettes International Group (ECIG) is dedicated to providing a compelling alternative to traditional cigarettes for the more than 1 billion current smokers around the world. ECIG is one of the world’s fast growing independent electronic cigarette companies, and owns the trademarks VAPESTICK®, FIN®, Victory®, VIP®, and others. The Company owns multiple subsidiary companies and has operations in North America, Western Europe, and other geographies. ECIG offers consumers a full product portfolio that incorporates product quality and the latest technology. The Company’s website is www.ecig.co.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of ECIG, including statements regarding ECIG’s expectation to see continued growth. The forward-looking statements are based on the assumption that operating performance and results will continue to materialize consistent with recent trends. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. ECIG relies on a single class of products; existing or pending patents may affect ECIG’s business; and other factors disclosed in the Company's filings with the Securities and Exchange Commission. Unless required by applicable law, ECIG undertakes no obligation to update or revise any forward-looking statements.

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PRESS RELEASE Grand Rapids, Michigan, January 13, 2015

For investor inquiries please contact:

Don Markley/Glenn Garmont

The Piacente Group, Inc.

Tel: 212-481-2050

Email: ecig@thepiacentegroup.com

www.ecig.co

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Facebook: @Electronic Cigarettes International Group, Ltd.

Twitter: @ECIGCorporate